Exhibit 23.1



                          Independent Auditors' Consent



     We consent to the incorporation by reference in Registration Statement No. 333-32116 of Concurrent Computer Corporation on Form S-8 of our report dated August 3, 2001 (September 14, 2001 as to paragraph two of Note 10), appearing in this Annual Report on Form 10-K of Concurrent Computer Corporation and subsidiaries for the year ended June 30, 2001.


                            /s/  DELOITTE & TOUCHE LLP


Atlanta,  Georgia
September 17, 2001


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